newsrelease Second Quarter 2005 Results
Contact:
James M. Gruskin
800/497-6329
CONTINUING STRONG SALES PERFORMANCE IN SPRINT MARKETS
USES CASH FLOW TO REDUCE NET DEBT BY $73 MILLION

CARY, N.C., July 27, 2005 — R.H. Donnelley Corporation (NYSE: RHD), a leading yellow pages publisher and directional media company, today reported second quarter 2005 cash flow from operations of $81.8 million, compared to $52.8 million in second quarter 2004.
     David C. Swanson, Chairman and Chief Executive Officer, said, “Solid performance in our Sprint markets reflects the continued rollout of our online products, the broader impact of our business process and strength in southwest Florida, driven in part by the economic impact of rebuilding efforts following the hurricanes last summer. In Illinois, we continue to make tough calls impacting short-term results but necessary to position that business for long-term profitable and sustainable growth.”
Second Quarter – Reported GAAP Results
     Second quarter net revenue was $233.0 million compared to $144.6 million in the prior year. Operating expenses, including depreciation and amortization, were $141.9 million compared to $87.3 million in the prior year. The Company did not generate partnership income in the second quarter of 2005 due to the SBC transaction, which was completed in September 2004. Partnership income in the second quarter of 2004 was $34.8 million. Operating income in the quarter was $91.1 million versus $92.1 million in the prior year. Net interest expense in the quarter was $58.3 million compared to $37.5 million in the second quarter of 2004. Net income available to common shareholders for the quarter was $17.1 million or $0.44 per diluted share compared to income available to common shareholders of $27.7 million or $0.65 per diluted share for the second quarter of 2004.

Second Quarter Results – Including Adjustments and Non-GAAP Measures
     Publication sales for RHD’s Sprint-branded directories during the second quarter of 2005 were $146.0 million, up 5.3 percent from publication sales of $138.7 million in the prior year. Publication sales for RHD’s SBC-branded directories during the second quarter of 2005 were $107.2 million, down 2.7 percent from publication sales of $110.2 million in the prior year. Publication sales represent the total billable value of advertising in directories that were published in the period.
     Adjusted net revenue in the quarter was $260.6 million, compared to adjusted pro forma net revenue of $257.7 million in the second quarter of 2004. Adjusted operating expenses including depreciation and amortization were $128.1 million compared to adjusted pro forma operating expenses of $123.3 million for the same period in 2004. Adjusted operating income for the second quarter of 2005 was $132.5 million, compared to adjusted pro forma operating income for the second quarter of 2004 of $134.4 million. Adjusted EBITDA for the quarter was $153.1 million, compared to adjusted pro forma EBITDA of $156.4 million in the prior year. Second quarter 2005 net income, excluding preferred dividends and adjusted to remove the effect of purchase accounting, was $45.3 million, compared to adjusted pro forma net income of $50.4 million for the second quarter of 2004. Adjusted net income per diluted share in the second quarter of 2005 was $1.17, compared to adjusted pro forma net income per diluted share of $1.20 in the prior year.
     See the attached schedules for a reconciliation of non-GAAP financial measures presented in this release to the most comparable GAAP measures.
Cash Flow and Debt
     The Company generated cash flow from operations of $81.8 million in the quarter. Free cash flow (cash flow from operations less $6.5 million of capital expenditures and software investment) for the quarter was $75.3 million. In aggregate, the Company reduced net debt by $73.1 million during the second quarter. As of June 30, 2005, net debt outstanding was $3,216.9 million.
Outlook
The Company affirms all guidance for full year 2005 provided under Item 2.02 in the Current Report on Form 8-K furnished to the SEC on April 27, 2005, as updated by Item 7.01 in the Current Report on Form 8-K furnished to the SEC on June 7, 2005.

Comparative Financial Results
     As a result of the SBC and Sprint transactions, and the related financing and associated accounting, management believes that the 2005 and 2004 results reported in accordance with GAAP are not comparable, nor do they reflect the Company’s underlying operational or financial performance. Accordingly management is presenting certain non-GAAP financial measures in addition to results reported in accordance with GAAP in order to better communicate underlying operational and financial performance and to facilitate comparison of adjusted 2005 and adjusted pro forma 2004 results. Adjusted pro forma results discussed in this press release and the attached schedules reflect the combination of RHD with the SBC directory business in Illinois and Northwest Indiana as if the transaction had been consummated at the beginning of 2004, as well as certain other adjustments described below. While management believes that the adjusted pro forma results reasonably resemble operational performance as if the SBC transaction had been consummated at the beginning of the year presented, because of differences between RHD and predecessor accounting policies, management does not believe these pro forma results are strictly comparable.
     The primary adjustments related to the SBC transaction are recognition of pre-acquisition deferred revenue and deferred expenses that are not reportable under GAAP due to purchase accounting requirements, but that absent purchase accounting would have been recognized during the periods presented. Adjusted results also exclude deferred directory costs related to sales contracts executed prior to the acquisition for directories that were scheduled to publish subsequent to the acquisition, determined based on the estimated billable value of the published directories less the expected costs to complete the directories plus a normal margin. Similar adjustments related to the Sprint transaction were made in 2004. Adjusted earnings per share assumes conversion at the beginning of the period of the preferred stock that was outstanding at June 30 of the applicable year. The attached Schedules include a reconciliation of all non-GAAP financial measures to the most comparable GAAP measures and a further description of the related adjustments.
     For the period ended August 31, 2004, the Company’s investment in DonTech was accounted for under the equity method. The Company did not consolidate DonTech’s revenue and expenses in its consolidated results. Rather it reported the Company’s share of DonTech’s net income and revenue participation income from SBC, both based on DonTech’s calendar sales, collectively as partnership income. On September 1, 2004, RHD acquired SBC’s directory business in Illinois and Northwest Indiana, including SBC’s interest in the DonTech partnership. As a result, the Company did not generate partnership income after August 31, 2004.
     The Company’s Current Report on Form 8-K furnished to the SEC on October 28, 2004 provides additional details regarding the adjustments and non-GAAP financial measures related to the SBC transaction.
Second Quarter Conference Call
     R.H. Donnelley’s second quarter conference call will be held on July 28, 2005 at 10:00 a.m. (Eastern Time) and can be accessed by dialing 888-387-9606 (domestic) or 517-645-6055 (international). The passcode for the call is “RHD”. Please dial in to the call by 9:50 a.m (Eastern Time) to ensure a prompt start time. The call will also be available through a Webcast, which can be accessed by visiting our Web site at www.rhd.com, clicking on “Investor Information” and following the instructions provided. Those unable to participate at the scheduled time may access a recording by dialing 866-388-5360 (domestic) or 203-369-0415 (international). The recording will be available through August 12, 2005. There is no passcode for the replay.
About R.H. Donnelley
R.H. Donnelley is a leading yellow pages and directional media company. RHD publishes directories with total distribution of approximately 28 million serving approximately 260,000 local and national advertisers in 19 states. RHD publishes directories under the Sprint Yellow Pages® brand in 18 states with total distribution of approximately 18 million serving approximately 160,000 local and national advertisers, with major markets including Las Vegas, Nevada, and Orlando and Ft. Myers, Florida. In addition, RHD publishes directories under the SBC Yellow Pages brand in Illinois and Northwest Indiana with total distribution of approximately 10 million serving approximately 100,000 local and national advertisers. RHD also offers online city guides and search websites in its major Sprint markets under the Best Red Yellow Pages® brand at www.bestredyp.com and in the Chicago area at www.chicagolandyp.com. RHD also sells local advertising in Illinois and Northwest Indiana onto SBC’s www.SMARTpages.com. For more information, please visit R.H. Donnelley at www.rhd.com.

Safe Harbor Provision
Certain statements contained in this press release regarding R.H. Donnelley’s future operating results or performance or business plans or prospects and any other statements not constituting historical fact are “forward-looking statements” subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words “believe,” “expect,” “anticipate,” “should,” “will,” “planned,” “estimated,” “potential,” “goal,” “outlook,” and similar expressions, as they relate to R.H. Donnelley or its management, have been used to identify such forward-looking statements. Without limiting the generality of the foregoing, the statements under the caption “Outlook” and in Schedule 6 are forward-looking statements. Regardless of any identifying phrases, these statements and all other forward-looking statements reflect only R.H. Donnelley’s current beliefs and assumptions with respect to future business plans, prospects, decisions and results, and are based on information currently available to R.H. Donnelley. Accordingly, the statements are subject to significant risks, uncertainties and contingencies which could cause R.H. Donnelley’s actual operating results, performance or business plans or prospects to differ materially from those expressed in, or implied by, these statements. Such risks, uncertainties and contingencies are described in detail in Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, as well as the Company’s other filings with the Securities and Exchange Commission, and in summary and without limitation include the following: (1) our ability to meet our substantial debt service obligations; (2) restrictive covenants under the terms of our debt and convertible preferred stock agreements; (3) usage of print yellow pages directories and changes in technology; (4) competition in the yellow pages industry and other competitive media; (5) our ability to continue to successfully integrate the business acquired from SBC; (6) reliance on and extension of credit to small- and medium-sized businesses; (7) dependence on third party providers of printing, distribution and delivery services and the sale of advertising to national accounts; (8) general economic conditions and consumer sentiment in our markets; and (9) fluctuations in the price and availability of paper.
(See attached tables)

R.H. DONNELLEY CORPORATION	Schedule 1
INDEX OF SCHEDULES

Schedule 1:	Index of Schedules

Schedule 2:	Unaudited Consolidated Statements of Operations for the three and six months ended June 30, 2005 and 2004

Schedule 3:	Unaudited Adjusted Consolidated Statements of Operations for the three months ended June 30, 2005 and 2004

Schedule 4:	Unaudited Adjusted Consolidated Statements of Operations for the six
months ended June 30, 2005 and 2004

Schedule 5:	Unaudited Consolidated Balance Sheets at June 30, 2005, March 31, 2005
and December 31, 2004

Schedule 6:	Unaudited Consolidated Statements of Cash Flows for the three and six months ended June 30, 2005 and 2004

Schedule 7:	Reconciliation of Reported to Adjusted Unaudited Consolidated Statements
of Operations for the three months ended June 30, 2005 and 2004

Schedule 8:	Reconciliation of Reported to Adjusted Unaudited Consolidated Statements
of Operations for the six months ended June 30, 2005 and 2004

Schedule 9:	Reconciliation of Non-GAAP Measures

Schedule 10:	Notes to Unaudited Consolidated Statements of Operations and Non-GAAP Measures

Note: These schedules are preliminary and subject to change pending the Company’s filing of its Form 10-Q.

R.H. DONNELLEY CORPORATION	Schedule 2
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
Amounts in millions, except earnings per share

	Three months ended June 30,		Six months ended June 30,
	2005	2004	2005	2004
	Reported	Reported	Reported	Reported

Net revenue (1)	$233.0	$144.6	$440.3	$288.4
Expenses	121.3	72.4	236.8	138.9
Depreciation and amortization	20.6	14.9	42.3	29.3
Partnership income	—	34.8	—	58.7

Operating income	91.1	92.1	161.2	178.9
Interest expense, net	(58.3)	(37.5)	(115.7)	(77.8)

Pre-tax income	32.8	54.6	45.5	101.1
Tax provision	(12.8)	(21.5)	(17.8)	(39.9)

Net income	20.0	33.1	27.7	61.2
Loss on repurchase of Preferred Stock	—	—	133.7	—
Preferred dividend	2.9	5.4	6.2	10.7

Income (loss) available to common shareholders	$17.1	$27.7	$(112.2)	$50.5

Earnings per share (EPS): (5)
Basic	$0.46	$0.68	$(3.55)	$1.25
Diluted	$0.44	$0.65	$(3.55)	$1.20

Shares used in computing EPS: (5)
Basic	31.7	31.2	31.6	31.1
Diluted	33.5	32.5	31.6	32.4

See accompanying Notes to Unaudited Consolidated Statements of Operations and Non-GAAP Measures — Schedule 10.

Note: These schedules are preliminary and subject to change pending the Company’s filing of its Form 10-Q.

R.H. DONNELLEY CORPORATION	Schedule 3
ADJUSTED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
Amounts in millions, except earnings per share

	Three months ended June 30,
		2004	Variance
	2005	Adjusted
	Adjusted (2)	Pro Forma (2)(3)	$	%

Net revenue(1)	$260.6	$257.7	$2.9	1.1%
Expenses	107.5	101.3	(6.2)	(6.1%)
Depreciation and amortization	20.6	22.0	1.4	6.4%
Partnership income	—	—	—	—

Operating income	132.5	134.4	(1.9)	(1.4%)
Interest expense, net	(58.3)	(51.1)	(7.2)	(14.1%)

Pre-tax income	74.2	83.3	(9.1)	(10.9%)
Tax provision	(28.9)	(32.9)	4.0	12.2%

Net income	45.3	50.4	(5.1)	(10.1%)
Preferred dividend (4)	—	—	—	—

Income available to common shareholders	$45.3	$50.4	(5.1)	(10.1%)

Earnings per share (EPS): (6)
Basic	$1.23	$1.24	$(0.01)	(0.8%)
Diluted	$1.17	$1.20	$(0.03)	(2.5%)

Shares used in computing EPS: (6)
Basic	36.8	40.6
Diluted	38.6	41.9

See accompanying Notes to Unaudited Consolidated Statements of Operations and Non-GAAP Measures — Schedule 10.
See Schedule 7 for a reconciliation of reported to adjusted and adjusted pro forma amounts.

Note: These schedules are preliminary and subject to change pending the Company’s filing of its Form 10-Q.

R.H. DONNELLEY CORPORATION	Schedule 4
ADJUSTED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
Amounts in millions, except earnings per share

	Six Months Ended June 30,
		2004	Variance
	2005	Adjusted
	Adjusted (2)	Pro Forma (2)(3)	$	%

Net revenue (1)	$519.8	$514.7	$5.1	1.0%
Expenses	215.0	201.2	(13.8)	(6.9%)
Depreciation and amortization	42.3	43.4	1.1	2.5%
Partnership income	—	—	—	—

Operating income	262.5	270.1	(7.6)	(2.8%)
Interest expense, net	(115.7)	(105.0)	(10.7)	(10.2%)

Pre-tax income	146.8	165.1	(18.3)	(11.1%)
Tax provision	(57.3)	(65.2)	7.9	12.1%

Net income	89.5	99.9	(10.4)	(10.4%)
Preferred dividend (4)	—	—	—	—

Income available to common	$89.5	$99.9	(10.4)	(10.4%)

Earnings per share (EPS): (6)
Basic	$2.44	$2.47	$(0.03)	(1.2%)
Diluted	$2.33	$2.39	$(0.06)	(2.5%)

Shares used in computing EPS: (6)
Basic	36.6	40.5
Diluted	38.4	41.8

See accompanying Notes to Unaudited Consolidated Statements of Operations and Non-GAAP Measures — Schedule 10.
See Schedule 8 for a reconciliation of reported to adjusted and adjusted pro forma amounts.

Note: These schedules are preliminary and subject to change pending the Company’s filing of its Form 10-Q.

R.H. DONNELLEY CORPORATION	Schedule 5
CONSOLIDATED BALANCE SHEETS
(unaudited)
Amounts in millions

	June 30,	March 31,	December 31,
	2005	2005	2004
	Reported	Reported	Reported

Assets
Cash and cash equivalents	$5.8	$7.6	$10.8
Accounts receivable, net	448.6	454.1	455.4
Deferred directory costs	100.3	116.2	116.5
Other current assets	33.2	31.0	40.6

Total current assets	587.9	608.9	623.3

Fixed assets and computer software, net	43.9	39.8	37.7
Intangible assets, net	2,869.2	2,887.2	2,905.3
Other non-current assets	103.0	117.6	102.6
Goodwill	319.0	319.0	310.0

Total Assets	$3,923.0	$3,972.5	$3,978.9

Liabilities, Redeemable Convertible Preferred Stock and
Shareholders’ Deficit
Accounts payable and accrued liabilities	$69.0	$96.4	$80.4
Deferred directory revenue	452.9	432.2	381.4
Current portion of long-term debt	132.5	137.4	162.0

Total current liabilities	654.4	666.0	623.8

Long-term debt	3,090.2	3,160.2	2,965.3
Deferred income taxes, net	133.9	119.8	118.8
Other non-current liabilities	44.1	42.9	36.9

Total liabilities	3,922.6	3,988.9	3,744.8

Redeemable convertible preferred stock	112.8	110.4	216.1

Shareholders’ (deficit) equity	(112.4)	(126.8)	18.0

Total Liabilities, Redeemable Convertible Preferred Stock and Shareholders’ (Deficit) Equity	$3,923.0	$3,972.5	$3,978.9

See accompanying Notes to Unaudited Consolidated Statements of Operations and Non-GAAP Measures — Schedule 10.

Note: These schedules are preliminary and subject to change pending the Company’s filing of its Form 10-Q.

R.H. DONNELLEY CORPORATION	Schedule 6
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the three and six months ended June 30, 2005 and 2004
(unaudited)
Amounts in millions

	Reported	Reported	Reported	Reported
	Three Months ended	Three Months ended	Six months ended	Six Months ended
	June 30, 2005	June 30, 2004	June 30, 2005	June 30, 2004

Operating activities:
Net income	$20.0	$33.1	$27.7	$61.2
Depreciation and amortization	20.6	14.9	42.3	29.3
Deferred income tax	15.5	21.6	37.3	39.9
Changes in working capital	1.0	(29.4)	76.8	6.0
Other	24.7	12.6	10.5	11.0

Net cash provided by operating activities	81.8	52.8	194.6	147.4

Investment activities:
Additions to fixed assets and computer software	(6.5)	(6.0)	(12.0)	(8.8)

Net cash used in investing activities	(6.5)	(6.0)	(12.0)	(8.8)

Financing activities:
(Decrease) increase in checks not yet presented for payment	(4.3)	13.7	(2.3)	9.5
Proceeds from issuance of debt, net of costs	(0.2)	—	291.5	—
Repurchase of Preferred shares (4)	—	—	(277.2)	—
Repayment of debt	(143.0)	(60.9)	(344.6)	(150.9)
Borrowings under the Revolver	68.1	—	140.1	1.4
Proceeds from option exercises	2.3	1.7	4.9	4.3

Net cash used in financing activities	(77.1)	(45.5)	(187.6)	(135.7)

(Decrease) increase in cash and cash equivalents	(1.8)	1.3	(5.0)	2.9

Cash and cash equivalents, beginning of period	7.6	9.3	10.8	7.7

Cash and cash equivalents, end of period	$5.8	$10.6	$5.8	$10.6

See accompanying Notes to Unaudited Consolidated Statements of Operations and Non-GAAP Measures — Schedule 10.

Note: These schedules are preliminary and subject to change pending the Company’s filing of its Form 10-Q.

R.H. DONNELLEY CORPORATION	Schedule 7
CONSOLIDATED STATEMENTS OF OPERATIONS
Reconciliation of Reported to Adjusted and Adjusted Pro Forma Amounts
(unaudited)
Amounts in millions, except earnings per share

	Three Months Ended June 30, 2005						Three Months Ended June 30, 2004
		Sprint		SBC				Sprint		SBC		Adjusted
	Reported	Adjustments	(3)	Adjustments	(2)	Adjusted	Reported	Adjustments	(3)	Adjustments	(2)	Pro Forma

Net revenue (1)	$233.0	$—		$27.6	(7)	$260.6	$144.6	$—		$113.1	(7)	$257.7
Expenses	121.3	—		(13.8)	(7)	107.5	72.4	(0.8)	(7)	29.7	(7)	101.3
Depreciation and amortization	20.6	—		—		20.6	14.9	—		7.1	(8)	22.0

Total expenses	141.9	—		(13.8)		128.1	87.3	(0.8)		36.8		123.3
Partnership income	—	—		—		—	34.8	—		(34.8)	(9)	—

Operating income	91.1	—		41.4		132.5	92.1	0.8		41.5		134.4
Interest expense, net	(58.3)	—		—		(58.3)	(37.5)	—		(13.6)	(10)	(51.1)

Pre-tax income	32.8	—		41.4		74.2	54.6	0.8		27.9		83.3
Tax provision	(12.8)	—		(16.1)	(11)	(28.9)	(21.5)	(0.3)	(11)	(11.1)	(11)	(32.9)

Net income	20.0	—		25.3		45.3	33.1	0.5		16.8		50.4
Preferred dividend	2.9	(2.9)	(4)	—		—	5.4	(5.4)	(4)	—		—

Income available to common shareholders	$17.1	$2.9		$25.3		$45.3	$27.7	$5.9		$16.8		$50.4

Earnings per share (EPS): (4), (5), (6)
Basic	$0.46					$1.23	$0.68					$1.24
Diluted	$0.44					$1.17	$0.65					$1.20
Shares used in computing EPS: (4), (5), (6)
Basic	31.7	5.1				36.8	31.2	9.4				40.6
Diluted	33.5	5.1				38.6	32.5	9.4				41.9

See accompanying Notes to Unaudited Consolidated Statements of Operations and Non-GAAP Measures — Schedule 10.

Note: These schedules are preliminary and subject to change pending the Company’s filing of its Form 10-Q.

R.H. DONNELLEY CORPORATION	Schedule 8
CONSOLIDATED STATEMENTS OF OPERATIONS
Reconciliation of Reported to Adjusted and Adjusted Pro Forma Amounts
(unaudited)
Amounts in millions, except earnings per share

	Six Months Ended June 30, 2005						Six Months Ended June 30, 2004
		Sprint		SBC				Sprint		SBC		Adjusted
	Reported	Adjustments	(3)	Adjustments	(2)	Adjusted	Reported	Adjustments	(3)	Adjustments	(2)	Pro Forma

Net revenue (1)	$440.3	$—		$79.5	(7)	$519.8	$288.4	$1.1		$225.2	(7)	$514.7
Expenses	236.8	—		(21.8)	(7)	215.0	138.9	(3.5)	(7)	65.8	(7)	201.2
Depreciation and amortization	42.3	—		—		42.3	29.3	—		14.1	(8)	43.4

Total expenses	279.1	—		(21.8)		257.3	168.2	(3.5)		79.9		244.6
Partnership income	—	—		—		—	58.7	—		(58.7)	(9)	—

Operating income	161.2	—		101.3		262.5	178.9	4.6		86.6		270.1
Interest expense, net	(115.7)	—		—		(115.7)	(77.8)	—		(27.2)	(10)	(105.0)

Pre-tax income	45.5	—		101.3		146.8	101.1	4.6		59.4		165.1
Tax provision	(17.8)	—		(39.5)	(11)	(57.3)	(39.9)	(1.8)	(11)	(23.5)	(11)	(65.2)

Net income	27.7	—		61.8		89.5	61.2	2.8		35.9		99.9
Loss on repurchase of Preferred Stock	133.7	(133.7)	(4)	—		—	—	—		—		—
Preferred dividend	6.2	(6.2)	(4)	—		—	10.7	(10.7)	(4)	—		—

(Loss) income available to common shareholders	$(112.2)	$139.9		$61.8		$89.5	$50.5	$13.5		$35.9		$99.9

Earnings per share (EPS): (4), (5), (6)
Basic	$(3.55)					$2.44	$1.25					$2.47
Diluted	$(3.55)					$2.33	$1.20					$2.39
Shares used in computing EPS: (4), (5), (6)
Basic	31.6	5.0				36.6	31.1	9.4				40.5
Diluted	31.6	6.8				38.4	32.4	9.4				41.8

See accompanying Notes to Consolidated Statements of Operations and Non-GAAP Measures — Schedule 10.

Note: These schedules are preliminary and subject to change pending the Company’s filing of its Form 10-Q.

R.H. DONNELLEY CORPORATION	Schedule 9a
RECONCILIATION OF NON-GAAP MEASURES
(unaudited)
Amounts in millions, except per share amounts

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004

Reconciliation of publication sales for Sprint-branded and SBC-branded directories to net revenue -GAAP and net revenue -adjusted and net revenue -adjusted pro forma

Publication sales — Sprint-branded directories (12)	$146.0	$138.7	$304.4	$289.8
Publication sales — Sprint-branded directories — percentage change over prior year	5.3%		5.0%
Adjustments for changes in directory publication date(s) (12)		(0.9)		(0.7)

Publication sales disclosed in June 30, 2004 Form 10-Q		137.8		289.1
Publication sales — SBC-branded directories (12)	107.2	110.2	205.5	211.2
Publication sales — SBC-branded directories — percentage change over prior year	-2.7%		-2.7%
Less pre-acquisition publication sales for SBC-branded directories not recognized as revenue in current period due to purchase accounting		(110.2)		(211.2)
Less current period publication sales for Sprint-branded directories not recognized as revenue in current period due to the deferral method of accounting	(122.6)	(115.9)	(236.5)	(176.4)
Less current period publication sales for SBC-branded directories not recognized as revenue in current period due to the deferral method of accounting	(92.4)		(173.8)
Plus net revenue reported in the period for publication sales from prior periods for Sprint-branded directories	121.0	116.9	219.0	163.3
Plus net revenue reported in the period for publication sales from prior periods for SBC-branded directories	70.9		116.3

Net directory advertising revenue	230.1	138.8	434.9	276.0

Pre-press publishing revenue		4.2		9.0
Other revenue	2.9	1.6	5.4	3.4

Net revenue — GAAP	233.0	144.6	440.3	288.4

Plus net revenue from Sprint-branded directories that published prior to the acquisition that would have been recognized during the period absent purchase accounting adjustments required under GAAP				1.1

Plus net revenue from SBC-branded directories that published prior to the acquisition that would have been recognized during the period absent purchase accounting adjustments required under GAAP had the transaction occurred on January 1, 2004	27.6	117.3	79.5	234.2

Less pre-press publishing revenue that would not have been recorded had the SBC transaction occurred on January 1, 2004		(4.2)		(9.0)

Net revenue — Adjusted	$260.6		$519.8

Net revenue — Adjusted pro forma		$257.7		$514.7

See accompanying Notes to Unaudited Consolidated Statements of Operations and Non-GAAP Measures — Schedule 10.

Note: These schedules are preliminary and subject to change pending the Company’s filing of its Form 10-Q.

R.H. DONNELLEY CORPORATION	Schedule 9b
RECONCILIATION OF NON-GAAP MEASURES (cont’d)
(unaudited)
Amounts in millions, except per share amounts

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004

Reconciliation of net income — GAAP to EBITDA, adjusted EBITDA and adjusted pro forma EBITDA

Net income — GAAP	$20.0	$33.1	$27.7	$61.2
Plus tax provision	12.8	21.5	17.8	39.9
Plus interest expense, net	58.3	37.5	115.7	77.8
Plus depreciation and amortization	20.6	14.9	42.3	29.3

EBITDA (13)	111.7	107.0	203.5	208.2

Plus net revenue from Sprint-branded directories that published prior to the acquisition that would have been recognized during the period absent purchase accounting adjustments required under GAAP	—	—	—	1.1

Less pre-press publishing revenue that would not have been recorded had the SBC transaction occurred on January 1, 2004	—	(4.2)	—	(9.0)

Plus net revenue from SBC-branded directories that published prior to the acquisition that would have been recognized during the period absent purchase accounting adjustments required under GAAP had the transaction occurred on January 1, 2004	27.6	117.3	79.5	234.2

Plus amortized deferred cost uplift on Sprint sales contracts as of the date of the acquisition, net of expenses on Sprint-branded directories that published prior to the acquisition that would not have been recognized during the period absent purchase accounting adjustments required under GAAP	—	0.8	—	3.5

Plus amortized deferred cost uplift on SBC sales contracts as of the date of the acquisition, net of expenses on SBC-branded directories that published prior to the acquisition that would not have been recognized during the period absent purchase accounting required under GAAP	13.8	(29.7)	21.8	(65.8)

Less partnership income that would not have been recognized during the period assuming the SBC transaction occurred on January 1, 2004	—	(34.8)	—	(58.7)

Net effect of adjustments to GAAP results	$41.4	$49.4	$101.3	$105.3

Adjusted EBITDA (13)	$153.1		$304.8

Adjusted pro forma EBITDA (13)		$156.4		$313.5

See accompanying Notes to Unaudited Consolidated Statements of Operations and Non-GAAP Measures — Schedule 10.

Note: These schedules are preliminary and subject to change pending the Company’s filing of its Form 10-Q.

R.H. DONNELLEY CORPORATION	Schedule 9c
RECONCILIATION OF NON-GAAP MEASURES (cont’d)
(unaudited)
Amounts in millions, except per share amounts

	Three months ended June 30,		Six Months ended June 30,
	2005	2004	2005	2004

Reconciliation of cash flow from operations to Free Cash Flow

Cash flow from operations — GAAP	$81.8	$52.8	$194.6	$147.4
Less: additions to fixed assets and computer software	(6.5)	(6.0)	(12.0)	(8.8)

Free cash flow	$75.3	$46.8	$182.6	$138.6

	Three months ended June 30,		Six Months ended June 30,
	2005	2004	2005	2004

Reconciliation of diluted shares outstanding — GAAP to diluted shares outstanding — adjusted

Diluted shares outstanding — GAAP	33.5	32.5	31.6	32.4
Additional diluted shares outstanding assuming the preferred stock is converted to common stock at the beginning of the period plus common stock equivalents	5.1	9.4	6.8	9.4

Diluted shares outstanding — adjusted	38.6	41.9	38.4	41.8

	Three months ended June 30,		Six Months ended June 30,
	2005	2004	2005	2004

Reconciliation of diluted earnings per share — GAAP to diluted earnings per share — adjusted and diluted earnings per share - adjusted pro forma

Diluted earnings per share — GAAP	$0.44	$0.65	$(3.55)	$1.20
Effect of converting preferred stock to common stock at the beginning of the period	0.07	0.01	$4.27	0.01
Impact of Sprint transaction, including adjustments to eliminate purchase accounting	—	0.14	—	0.32
Pro forma impact of SBC transaction, including adjustments to eliminate purchase accounting	—	0.40	—	0.86
Impact of SBC transaction, including adjustments to eliminate purchase accounting	0.66	—	1.61	—

Diluted earnings per share — adjusted	$1.17		$2.33

Diluted earnings per share — adjusted pro forma		$1.20		$2.39

See accompanying Notes to Unaudited Consolidated Statements of Operations and Non-GAAP Measures — Schedule 10.

Note: These schedules are preliminary and subject to change pending the Company’s filing of its Form 10-Q.

R.H. DONNELLEY CORPORATION	Schedule 10
NOTES TO UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND NON-GAAP MEASURES
(1)	Publishing revenue is recognized using the deferral and amortization method of accounting. Under this method, when a directory is published, the publication sales value is deferred and amortized into the income statement ratably over the life of the directory, which is typically 12 months.

(2)	As a result of the SBC transaction and the related financing and associated accounting, management believes that the 2005 and 2004 results reported in accordance with GAAP are not comparable, nor do they reflect the Company’s underlying operational or financial performance. Accordingly, management is presenting certain non-GAAP financial measures in addition to results reported in accordance with GAAP in order to better communicate underlying operational and financial performance and to facilitate comparison of adjusted 2005 performance with adjusted pro forma 2004 results. Adjusted results for 2005 exclude the impact of purchase accounting as well as certain other adjustments. Adjusted pro forma results for 2004 also reflect the combination of RHD with the SBC directory business in Illinois and Northwest Indiana as if the transaction had been consummated at the beginning of the year presented and certain other adjustments. While management believes that the adjusted pro forma results reasonably resemble operational performances as if the SBC transaction had been consummated at the beginning of the period presented, because of differences between RHD and predecessor accounting policies, management does not believe these pro forma results are strictly comparable. The adjusted and adjusted pro forma results assume that the appropriate pro rata portion of the revenues and direct costs of directories acquired from SBC that published prior to the acquisition plus, in the case of 2004 adjusted pro forma results, all September 2004 directories were recognized during the period pursuant to the deferral and amortization method. As a result of purchase accounting, these pre-acquisition revenues and expenses are not included in reported GAAP results. For the periods prior to the actual acquisition date of September 1, 2004, adjusted pro forma interest expense assumes the transaction occurred at the beginning of the periods presented and is based on the incremental debt actually incurred at the time of the acquisition and the interest rate in effect at the time of the acquisition with no assumption for additional debt repayments. For periods after the acquisition date, interest expense is determined in accordance with GAAP results. See Schedules 7 and 8 for details of all adjustments to the reported GAAP results. Additionally, the cost uplift reported under GAAP to eliminate profit on sales contracts completed before the acquisition date for SBC directories not yet published at the acquisition date has also been excluded from adjusted and adjusted pro forma results.

(3)	As a result of the Sprint transaction and the related financing and associated accounting, management believes that the 2005 and 2004 results reported in accordance with GAAP are not comparable, nor do they reflect the Company’s underlying operational or financial performance. Accordingly, management is presenting certain non-GAAP financial measures in addition to results reported in accordance with GAAP in order to better communicate underlying operational and financial performance and to facilitate comparison of adjusted 2005 performance with adjusted 2004 results. Adjusted results reflect the elimination of purchase accounting and certain other adjustments. The 2005 and 2004 adjusted results assume that the appropriate pro rata portion of the revenue and direct costs of directories acquired from Sprint that published prior to the acquisition plus all January 2003 Sprint directories were recognized during the period pursuant to the deferral and amortization method. As a result of purchase accounting, these pre-acquisition revenues and expenses are not included in reported GAAP results. See Schedules 7 and 8 for details of all adjustments to the reported GAAP results. Additionally, the cost uplift reported under GAAP to eliminate profit on sales contracts completed before the acquisition date for Sprint directories not yet published at the acquisition date has also been removed.

(4)	The preferred dividend and the loss on repurchase of Preferred Stock is excluded because the adjusted results for the three and six months ended June 30, 2005 and the adjusted pro forma results for the three and six months ended June 30, 2004 assume the Preferred Stock was completely converted to Common Stock at the beginning of the period and therefore no dividends would have been payable and no loss on the repurchase would have been recorded.

(5)	On a reported basis, basic EPS are calculated under the “two-class” method that requires earnings available to common shareholders, after deducting preferred dividends, to be allocated between the common and preferred shareholders based on the respective rights to receive dividends. Basic EPS are then calculated by dividing income allocable to common shareholders by the weighted average number of shares outstanding. Diluted EPS are calculated by dividing income allocable to common shareholders by the weighted average common shares outstanding plus potentially dilutive common stock equivalents. In periods that result in a net loss, the net loss is not allocated between common and preferred shareholders since the preferred shareholders do not have a contractual obligation to share in any loss.

Note: These schedules are preliminary and subject to change pending the Company’s filing of its Form 10-Q.

R.H. DONNELLEY CORPORATION	Schedule 10
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS OF OPERATIONS AND NON-GAAP MEASURES (cont’d)
(6)	On an adjusted and adjusted pro forma basis, basic and diluted EPS are calculated as net income (loss) divided by the weighted average basic and diluted shares outstanding for the period assuming the Preferred Stock was converted to Common Stock at the beginning of the period.

(7)	Adjustments for the three and six months months ended June 30, 2005 include revenue and expenses for directories acquired from SBC that published prior to the acquisition that would have been recognized during the period absent purchase accounting adjustments required under GAAP. Pro forma adjustments for the three and six months ended June 30, 2004 include (a) the revenue and expenses for directories acquired from SBC that published prior to the acquisition that would have been recognized during the period absent purchase accounting adjustments required under GAAP, (b) DonTech’s selling and operational expenses prior to the acquisition, (c) certain differences between historical and current accounting policies of RHD and the acquired entities, and (d) the revenue and expenses for directories acquired from Sprint in 2003 that published prior to the acquisition, plus all January 2003 directories that would have been recognized during the period absent purchase accounting adjustments required under GAAP. Additionally, the cost uplift reported under GAAP to eliminate profit on sales contracts completed before the acquisition date for directories not yet published at the acquisition date has also been removed from both periods presented.

(8)	Represents the additional depreciation and amortization expense related to the tangible and identifiable intangible assets acquired from SBC over their estimated useful lives.

(9)	Represents the elimination of equity accounting used to account for RHD’s 50% ownership interest in DonTech prior to the SBC transaction.

(10)	Represents the additional interest expense from the incremental borrowings used to finance the SBC transaction. For the periods prior to the actual acquisition date of September 1, 2004, pro forma interest expense is based on the incremental debt actually incurred at the time of the acquisition and the interest rate in effect at the time of the acquisition with no assumption for additional debt repayments. For periods after the acquisition date, interest expense is determined in accordance with GAAP results.

(11)	Represents the tax effect of adjustments.

(12)	Publication sales represent the billable value of advertising sales in directories that published during the period. If events occur during the current period that affect the comparability of sales to the prior year period, such as changes in directory publication dates, then prior year sales are adjusted to conform to the current period presentation and to maintain comparability.

(13)	EBITDA represents earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA and adjusted pro forma EBITDA represent adjusted earnings and adjusted pro forma earnings before interest, taxes, depreciation and amortization. EBITDA, adjusted EBTIDA and adjusted pro forma EBITDA are not measurements of operating performance computed in accordance with GAAP and should not be considered as a substitute for operating income or net income prepared in conformity with GAAP. In addition, EBITDA may not be comparable to similarly titled measures of other companies.

Note: These schedules are preliminary and subject to change pending the Company’s filing of its Form 10-Q.